UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) March 20, 2012

RELIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or Other Jurisdiction of Incorporation)	000-52588 (Commission File Number)	43-1823071 (IRS Employer Identification No.)

10401 Clayton Road Frontenac, Missouri (Address of principal executive offices)	63131 (Zip Code)
Registrant's telephone number, including area code
(314) 569-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act.
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 20, 2012, the Board of Directors of Reliance Bancshares, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company's Bylaws. The Amendment became effective immediately upon its adoption. The Amendment deleted the entirety of Section 3.01 of the Bylaws, which formerly provided for the annual meeting of shareholders to be held on the second Thursday in April each year, and replaced it with the following text:
“Section 3.01. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, in its sole discretion, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be arranged.”
The foregoing description of the Amendment is qualified in its entirety by the text of the Amendment, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
3.3	Amendment No. 1 to the Bylaws of Reliance Bancshares, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2012

RELIANCE BANCSHARES, INC. (Registrant)

By:	/s/ Allan D. Ivie, IV
Name: Allan D. Ivie, IV
Title: President and Chief Executive Officer